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                                                                   Exhibit 10.27

                                 January 8, 1999




Globix Corporation
295 Lafayette Street
3rd Floor
New York, New York 10012

Ladies and Gentlemen:

            Reference is made to the Purchase Agreement between Hanover Equities, Inc. ("Hanover") and Globix Corporation ("Globix"), dated June 2, 1998 (the "Purchase Agreement"). Hanover entered into the Purchase Agreement as nominee for Princeton Capital LLC ("Princeton") and all right, title and interest of Hanover in, to and under the Purchase Agreement has now been formally assigned to and assumed by Princeton. Hanover has also assigned all of its right, title and interest in and to BLP Acquisition LLC (the "LLC") to Princeton.

            This is to set forth our agreement and understanding as follows:

            1. The parties acknowledge that Princeton owns a .005% interest in the LLC, that ATC Merger Corp. owns a 94.893% interest in the LLC and BTG Technology Group, Ltd. owns a 5.102% interest in the LLC.

            2. Concurrently herewith Princeton is executing and delivering to Milberg Weiss Bershad Hynes & Lerach LLP, attorneys for Globix, an undated Assignment of Limited Liability Company Interest, which shall be held in escrow by such law firm until the Closing Date (as that term is defined in the Purchase Agreement), at which time it shall be dated the Closing Date and delivered by such law firm to Globix.

            3. Section 2 of the Purchase Agreement is hereby amended to read in its entirety as follows:

            2. PURCHASE PRICE. The aggregate purchase price for the Interest shall be the sum of two million six hundred thousand dollars ($2,600,000) payable at the Closing (as that term is hereinafter defined) by the execution and delivery by Purchaser of a negotiable promissory note for two million six hundred thousand dollars ($2,600,000), at an annual interest rate of seven percent (7%) interest only, payable monthly, principal payable on November 15, 2005 or such earlier date as Seller shall demand. On or before January 11, 1999, Purchaser shall deliver to Seller an irrevocable and unconditional standby letter of credit issued by a New York City commercial bank, reasonably acceptable to
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      Seller to secure payment of the promissory note. The letter of credit shall provide for an expiration date of November 30, 2005. It is understood and agreed that, in the event the letter of credit shall be drawn upon by Seller or the transferee of the letter of credit, the Closing shall be deemed to have occurred concurrently with such drawing, with no further action on the part of Seller or such transferee being required and no further obligation on the part of Purchaser.

            4. The following sentence shall be added to Section 10 of the Purchase Agreement:

      In no event shall an assignment by Globix of its right, title and interest in, to and under this Agreement relieve Globix of its obligations under this Agreement.

            5. Except as expressly set forth herein, the Purchase Agreement shall continue in full force and effect in accordance with its original terms.

            If the foregoing is in accordance with your understanding, kindly so indicate by signing this letter in the place provided below.

                                    Very truly yours                    ,

                                    PRINCETON CAPITAL LLC
                                    By Hanover Equities, Inc.,
                                      its member


                                    By /s/ Sheldon Reiter
                                       -------------------------------
                                       Sheldon Reiter, President

                                    HANOVER EQUITIES, INC.


                                    By /s/ Sheldon Reiter
                                       -------------------------------
                                       Sheldon Reiter, President

AGREED:

GLOBIX CORPORATION


By /s/ Marc H. Bell, President
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              (Title)